CSFB

           CREDIT SUISSE FIRST BOSTON

HOME EQUITY ASSET TRUST 2003-6

DERIVED COLLATERAL INFORMATION   9/15/03

 [$725,000,050]

Total Bonds Offered & Non-Offered

(Approximate)

Home Equity Pass-Through Certificates, Series 2003-6

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[TBD]

Trustee

The information contained in the attached materials is referred to as the “Information”.

The Information has been provided by Credit Suisse First Boston.  Neither the Issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the Information herein.  The Information contained herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

The Information contained herein will be superseded by the description of the mortgage pool contained in the prospectus supplement relating to the certificates.

The Information addresses only certain aspects of the applicable certificate’s characteristics and thus does not provide a complete assessment.  As such, the Information may not reflect the impact of all structural characteristics of the certificate.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

Although a registration statement (including the prospectus) relating to the certificates discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the certificates discussed in this communication has not been filed with the Securities and Exchange Commission.  This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer or sale of the certificates discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the certificates discussed in this communication for definitive Information on any matter discussed in this communication.  Any investment decision should be based only on the data in the prospectus and the prospectus supplement (“Offering Documents”) and the then current version of the Information.  Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current.  A final prospectus and prospectus supplement may be obtained by contacting the Credit Suisse First Boston Trading Desk at (212) 538-8373.

 Statistical Collateral Summary – Aggregate Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 10/01/03 cutoff date.  The final numbers will be found in the prospectus supplement.   Thirty day delinquencies and sixty day delinquencies will represent less than 1.50% and 0.50% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

FICO Distribution

		Total
	No of	Scheduled
FICO	Loans	Balance	%	WAC	OLTV	Fico
<= 0	6	956,237	0.1	8.98	74.3	0
476 - 500	8	1,021,664	0.1	9.02	77.4	500
501 - 525	222	26,183,247	3.7	8.69	75.5	514
526 - 550	310	39,162,821	5.5	8.46	77.6	539
551 - 575	560	70,602,496	9.9	8.34	81.2	563
576 - 600	698	89,392,157	12.5	8.21	83.4	589
601 - 625	901	116,932,274	16.3	7.88	83.5	613
626 - 650	1,027	146,248,962	20.4	7.52	82.3	637
651 - 675	596	95,615,195	13.4	7.21	81.0	662
676 - 700	365	61,551,043	8.6	6.99	80.7	686
701 - 725	211	34,755,505	4.9	6.81	81.0	711
726 - 750	115	20,723,405	2.9	6.49	79.8	737
751 - 775	49	8,227,151	1.1	6.54	79.6	762
776 - 800	22	3,555,985	0.5	6.99	79.2	783
801 - 825	7	1,179,007	0.2	6.98	80.0	804
Total:	5,097	716,107,149	100.0	7.68	81.5	626

Prepayment Penalty Information

3/27 ARMs

Original Penalty Period	Total Scheduled Balance	WAC	%
0	19,259,944	8.56	12.2
6	208,244	6.50	0.1
12	3,441,046	7.64	2.2
24	1,079,857	8.32	0.7
30	1,127,099	8.08	0.7
36	131,893,579	7.50	83.6
60	787,448	7.63	0.5
Total:	**157,797,218**	**7.64**	**100.0**

5/25 ARMs

Original Penalty Period	Total Scheduled Balance	WAC	%
0	260,892	5.48	23.9
36	828,949	6.35	76.1
Total:	**1,089,842**	**6.14**	**100.0**

Fixed Rate

Original Penalty Period	Total Scheduled Balance	WAC	%
0	23,530,597	9.12	15.4
12	10,685,817	7.39	7.0
24	6,773,708	8.68	4.4
30	35,463	12.50	0.0
36	94,136,305	7.60	61.8
42	44,933	10.89	0.0
48	652,286	6.50	0.4
60	16,466,776	7.25	10.8
Total:	**152,325,885**	**7.83**	**100.0**